This Assignment and Conveyance Agreement (this “Agreement”) is dated November 26, 2019 and is entered into by and between 2672237 Ontario Limited, an Ontario corporation (“Assignor”), and Kinetic Group Inc., a Nevada corporation (“Assignee”).

For good and valuation consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignor hereby assigns, conveys and transfers 100% of its right, title and interest in, to and under the warrant agreement and warrants forms of which attached hereto as Annex A to the Assignee in exchange for 1/3 of the Assignee’s common stock on a Fully-diluted and fully-issued basis to be issued, transferred and delivered to the order of Assignor (subject, in each case to beneficial ownership limitations of 4.99% and/or 9.99% of the Assignee’s common stock) as soon as practicable upon written request of the Assignor after the date hereof.

The term “Fully-diluted and fully issued basis” means that all options, warrants or other convertible securities or instruments or other rights to acquire common stock or any other existing or future classes of stock of the Company have been exercised or converted, as applicable, in full regardless of whether any such options, warrants or other convertible securities or instruments or other rights are then vested, convertible or exercisable in accordance with their terms.

This Agreement shall be governed by the laws of the State of New York without reference to its conflicts of laws principles or the conflicts of laws principles of any other jurisdiction.

Agreed and accepted on the date first written above:

2672237 Ontario Limited

By:	Elisha Kalfa
/s/ Elisha Kalfa
Title:	Authorized signatory

Kinetic Group Inc.

By:	Nathan Rosenberg
/s/ Nathan Rosenberg
Title:	Authorized signatory

Annex A

WARRANT AGREEMENT

THIS WARRANT AGREEMENT (this “Agreement”), dated as of this 26th day of November 2019 (the “Effective Date”), is entered into by and between Fairway LLC, a Nevada limited liability company, with its principal business address at 1000 North Green Valley Parkway, Suite 440, Las Vegas NV 89074 (the “Company”) and 2672237 Ontario Limited a corporation incorporated under the laws of the Province of Ontario with its principal business address at 535 Millway Avenue, Unit 3, Vaughan, Ontario L4K 3V4 (the “Investor”). The Investor and the Borrower shall be collectively referred to as “Parties”.

RECITALS

WHEREAS, the parties entered into a promissory note and loan agreement dated May 23, 2019 (the “Original Note”), pursuant to which the Investor received warrants convertible into thirty-three percent (33%) of all outstanding membership interests/units of the Company on a Fully-diluted and fully-issued basis (the “Warrants”) on the earlier of (i) the date that any initial public offering, acquisition, merger, reverse merger or other transaction not in the ordinary course of business is consummated or (ii) any date on which the Investor elects to convert such Warrants into membership interests/units of the Company so long as such date is no later than 12 months from the date of the Original Note at an agreed and confirmed valuation of the Company of Nine Million Dollars ($9,000,000); and

WHEREAS, in order to obtain certain tax and structuring benefits in connection with a series of transactions that will result in the Company becoming an indirect subsidiary of Kinetic Group Inc., a Nevada corporation, the Parties now wish to (i) enter into this agreement in respect of the Warrants and (ii) amend and restate the Original Note.

AGREEMENT

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Warrants.

1.1 In consideration for the loan made by the Investor to the Company pursuant to the Original Note, the Company hereby issues to the Investor warrants covering 100% of the Loan (as defined in the Original Note) in the form attached hereto as Annex A and reflecting the following terms and conditions (the “Warrants”):

a.	The Warrants are convertible into thirty-three percent (33%) of all outstanding membership interests/units of the Company or, at the election of Investor in its sole discretion, common or preferred stock of any publicly-held company owned by or that owns the Company (“PubCo”) on a Fully-diluted and fully-issued basis on the earlier of (i) the date that any initial public offering, acquisition, merger, reverse merger or other transaction not in the ordinary course of business is consummated or (ii) any date on which the Investor elects to convert the Warrants into membership interests/units of the Company or common or preferred stock of PubCo so long as such date is no later than 12 months from the date hereof at an agreed and confirmed valuation of the Company of Nine Million Dollars (U.S. $9,000,000). For the avoidance of doubt, it is agreed that “membership interests/units”, as used in this agreement, carry full membership/ownership rights and benefits, including, but not limited to voting rights, and are not limited to economic interests.

b.	The term “Fully-diluted and fully issued basis” means that all options, warrants or other convertible securities or instruments or other rights to acquire membership interests/units or any other existing or future classes of membership interests/units of the Company or common stock or any other existing or future classes of stock of PubCo have been exercised or converted, as applicable, in full regardless of whether any such options, warrants or other convertible securities or instruments or other rights are then vested, convertible or exercisable in accordance with their terms.

c.	The Warrants and the underlying membership interests/units or common stock exercisable thereto shall be collectively referred to as the “Securities.”

1.2	The Warrants shall be exercisable for a period of 12 months of the Effective Date.

2.	Provisions Pertaining to Registration and Transfer of the Warrants

a.	The Parties further acknowledge and are aware that the Securities may only be disposed of in compliance with respective U.S. state and U.S. federal securities laws (including without limitations, any holding period requirements). In connection with any transfer of Securities other than pursuant to an effective registration statement, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act of 1933, as amended (the “Securities Act”).

b.	The Investor agrees to the imprinting, so long as is required by this Section 3.3 of a legend on any of the Securities in the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURIT!ES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

c.	Certificates evidencing the Securities shall not contain any legend (including the legend set forth in this Section): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144, (iii) if the Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Securities and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities Exchange Commission).

d.	In the event that the Investor will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if the Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing the Securities as set forth herein is predicated upon the Company’s reliance upon this understanding.

e.	If applicable, with respect to any Warrants issued hereunder, the Company shall, immediately upon such issuance, cause PubCo to provide its transfer agent with an irrevocable instruction to reserve sufficient respective number of underlying securities issuable per such Warrant, so long as each such respective Warrant is exercisable.

3.	This Warrant Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law.

Please indicate your acceptance of these terms by countersigning where indicated below.

Fairway LLC

By:	Nathan Rosenberg
Title:	Authorized signatory

Agreed and accepted:

2672237 Ontario Limited

By:	Elisha Kalfa
Title:	Authorized signatory

Annex A

THIS WARRANT AND THE MEMBERSHIP INTERESTS/UNITS OR SHARES OF COMMON STOCK ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 4 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

WARRANT TO PURCHASE MEMBERSHIP UNITS / SHARES OF COMMON STOCK

Company: Fairway LLC

Holder: 2672237 Ontario Limited

Membership Units: thirty-three percent (33%) of the membership interests/units (“Membership Units”) of the Company or, if applicable shares of common stock of PubCo (as defined in the Warant Agreement) on a Fully-diluted and fully-issued basis on the earlier of (i) the date that any initial public offering, acquisition, merger, reverse merger or other transaction not in the ordinary course of business is consummated or (ii) any date on which the Investor elects to convert the Warrants into Membership Units of the Company or common stock of PubCo so long as such date is no later than 12 months from the date hereof at an agreed and confirmed valuation of the Company of Nine Million Dollars (U.S. $9,000,000) (collectively, “One Third of the Company”)

Class of Stock/Equity: Membership Units of the Company or common stock of PubCo

Exercise Price: not applicable; the Warrants evidenced hereby are exercisable without consideration

Issue Date: November 26, 2019

Term: See Section 4.1

THIS WARRANT CERTIFIES THAT, for value received as consideration pursuant to that certain Original Note dated May 23, 2019 (as defined in the Solstice Warrant Agreement of even date herewith (the “Warrant Agreement”)) and for other good and valuable consideration the sufficiency of which is hereby acknowledged, Holder is entitled to receive One Third of the Company in the form of (i) fully paid and nonassessable membership units of the Company or common stock of PubCo at the Exercise Price, all as set forth herein, subject to the provisions and upon the terms and conditions set forth in this Warrant. It is agreed that the Holder, in its sole discretion, may elect to receive shares of preferred stock instead of common stock and, as such, all references herein to common stock shall, if applicable, include shares of preferred stock.

ARTICLE 1. EXERCISE.

1.1 Method of Exercise. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 hereto to the principal office of the Company.

1.2 Delivery of Certificate and New Warrant. Promptly after Holder exercises this Warrant, the Company shall deliver to Holder certificates for or other evidence (reasonably acceptable to the Holder) of the Membership Units or common stock received and, if this Warrant has not been fully exercised and has not expired, a new Warrant representing the Membership Units or common stock not so received.

1.3 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

ARTICLE 2. ADJUSTMENTS TO THE MEMBERSHIP UNITS.

2.1 Dividends, Splits, Combinations, Etc. If the Company declares or pays a dividend on the Membership Units payable in membership units, or other securities, or common stock payable in common stock, or other securities, then upon exercise of this Warrant, for each Membership Unit or share of common stock acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Membership Units or, if applicable, shares of common stock of PubCo of record as of the date the dividend occurred. If the Company subdivides the Membership Units or if PubCo subdivides its common stock by reclassification or otherwise into a greater number of interests/units or shares or takes any other action which increases the amount of units into which the Membership Units are convertible shares of common stock into which such shares of common stock are convertible, the number of interests/units or shares of common stock of PubCo purchasable hereunder shall be proportionately increased and the Exercise Price shall be proportionately decreased. If the outstanding interests/units of the Company or common stock of PubCo are combined or consolidated, by reclassification or otherwise, into a lesser number of interests/units, the Exercise Price shall be proportionately increased and the number of Membership Units or, if applicable shares of common stock of PubCo shall be proportionately decreased.

2.2 Reclassification, Exchange or Substitution, Etc. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or net exercise of this Warrant, Holder shall be entitled to receive, upon exercise or net exercise of this Warrant, the number and kind of securities and property that Holder would have received for the Membership Units or, if applicable, common stock of PubCo if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exercise or net exercise of this Warrant as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon exercise or net exercise of this Warrant.

2.3 Merger or Consolidation. Upon any capital reorganization of the Company’s/PubCo’s capital stock or membership interests (other than a subdivision, combination, reclassification or exchange of membership interests/units or common stock provided for elsewhere in this Section 2) or a merger or consolidation of the Company or PubCo with or into another limited liability company or corporation, then as a part of such reorganization, merger or consolidation, provision shall be made so that the Holder shall thereafter be entitled to receive upon the exercise of this Warrant, the number and kind of securities and property of the Company, or of the successor company/corporation resulting from such reorganization, merger or consolidation, to which that Holder would have received for the Membership Units if this Warrant had been exercised immediately before such reorganization, merger or consolidation.

2.4 Fractional Membership Units. No fractional Membership Units or shares of common stock shall be issuable upon exercise or net exercise of this Warrant and the number of Membership Units or shares of common stock to be issued shall be rounded up to the nearest whole Membership Unit or share of common stock.

ARTICLE 3. COVENANTS OF THE COMPANY.

3.1 Notice of Certain Events. If the Company or PubCo proposes at any time (a) to declare any dividend or distribution upon or in respect of any of its membership interests/units or common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to effect any reclassification or recapitalization of any of its membership interests/units or stock; or (c) to merge or consolidate with or into any other company or corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder: (1) at least three (3) days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of its membership interests/units will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) above; and (2) in the case of the matters referred to in (b) and (c) above at least three (3) days prior written notice of the date when the same will take place (and specifying the date on which the holders of its membership interests/units or common stock will be entitled to exchange their membership interests/units or common stock for securities or other property deliverable upon the occurrence of such event).

3.2 No Stockholder Rights or Liabilities. Except as provided in this Warrant, the Holder will not have any rights as a member of the Company or PubCo until the exercise of this Warrant. Absent an affirmative action by the Holder to purchase the Membership Units or common stock of PubCo, the Holder shall not have any liability as a member of the Company or PubCo.

3.3 Closing of Books. The Company will at no time close and will procure that PubCo will at no time close its transfer books against the transfer of this Warrant or of any Membership Units or shares of common stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

ARTICLE 4. MISCELLANEOUS.

4.1 Term. This Warrant is exercisable in whole or in part at any time and from time to time on or before the earlier of 5:00 pm Israel Time on the first (1st) anniversary of the Issue Date.

4.2 Legends. This Warrant and the Membership Units or common stock of PubCo (and the securities issuable, directly or indirectly, upon conversion of the Membership Units or common shares of PubCo, if any) shall be imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

4.3 Transfers. This Warrant and any securities issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Membership Units or common shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). After compliance with all restrictions on transfer set forth in this Section 4.3, and within a reasonable time after the Company’s receipt of an executed Assignment Form in the form attached hereto, the transfer shall be recorded on the books of the Company or PubCo upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices. In the event of a partial transfer, the Company shall issue to the new holders one or more appropriate new warrants.

4.4 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may (or on the first business day after transmission by facsimile) be, in writing by the Company or such Holder from time to time. Effective upon receipt of the fully executed Warrant, all notices to the Holder shall be addressed as set forth on the signature page hereto until the Company receives notice of a change of address in connection with a transfer or otherwise. Notice to the Company shall be addressed as set forth on the signature page hereto until the Holder receives notice of a change in address.

4.5 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

4.6 Counterparts. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

4.7 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law.

Appendix 1

FAIRWAY LLC

CONVERSION NOTICE

Reference is made to the Warrant Agreement dated November 26, 2019 between Fairway LLC and 2672237 Ontario Limited (the “Warrant Agreement”). In accordance with and pursuant to the Warrant Agreement, the undersigned hereby elects to convert the Warrant into thirty-three percent (33%) of all outstanding membership interests/units of the Company or shares of common stock of PubCo on a Fully-diluted and fully-issued basis ordinary/common, as of the date specified below. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Warrant Agreement.

Date of Conversion:

Number of membership interests/units of to be issued:

Number of shares of common stock of ___________________ to be issued:

Please issue the membership interests/units (or its equivalent) or shares of common stock of _________________in the following name and to the following address:

Issue to: _________________________________________

_________________________________________

Address: _________________________________________

Telephone Number: ________________________________

Email address: _________________________________

Holder: __________________________________________

By:

Title: